SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ]            Preliminary Proxy Statement
[  ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]            Definitive Proxy Statement
[  ]            Definitive Additional Materials
[X]            Soliciting Material under Rule 14a-12

HOMESTREET, INC.
(Name of Registrant as Specified in its Charter)

Ronald K. Tanemura
Paul J. Miller, Jr.
Charles W. Griege, Jr.
Roaring Blue Lion, LLC
Roaring Blue Lion Capital Management, L.P.
BLOF II, LP
Blue Lion Capital Master Fund, L.P.
Blue Lion Opportunity Master Fund, L.P.
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]            No fee required.

[  ]            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]            Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Press Release Blue Lion / HomeStreet, Inc.

A copy of a press release issued by the Blue Lion parties referenced below is attached hereto as Exhibit 99.1, and is being filed herewith under Rule 14a-12 of the Securities Exchange Act of 1934, as amended.  The press release was issued on February 26, 2018.  A copy of the Notice of Intent to Present Proposals and Nominate Directors submitted by Blue Lion Opportunity Master Fund, L.P. to the issuer, HomeStreet, Inc., is attached hereto as Exhibit 99.2.

Important Information

This filing is not a solicitation of a proxy from any security holder of HomeStreet, Inc. (the “Company”).  Blue Lion Opportunity Master Fund, L.P. has nominated two individuals as nominees to the Company’s board of directors and intends to solicit votes for the election of those individuals as members of the Company’s board of directors.  The individuals that have been nominated are Ronald K. Tanemura and Paul J. Miller, Jr. (the “Nominees”).  In addition, Blue Lion Opportunity Master Fund, L.P. has notified the Company that it intends to present three shareholder proposals at the Company’s 2018 Annual Meeting of Shareholders (the “Proposals”).  Blue Lion Opportunity Master Fund, L.P. will send a definitive proxy statement, proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees and the Proposals at the Company’s 2018 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the Nominees and the Proposals, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed with the Securities and Exchange Commission (“SEC”) by Blue Lion Opportunity Master Fund, L.P. and its affiliates (the “Blue Lion Parties”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed with the SEC by the Blue Lion Parties may also be obtained free of charge from the Blue Lion Parties, upon request.

Participants in Solicitation

The following persons may be deemed to be participants in the planned solicitation from the Company’s shareholders of proxies in favor of the Nominees and the Proposals (the “Participants”): Ronald K. Tanemura, Paul J. Miller, Jr., Charles W. Griege, Jr., Roaring Blue Lion, LLC, Roaring Blue Lion Capital Management, L.P., BLOF II, LP, Blue Lion Capital Master Fund, L.P., and Blue Lion Opportunity Master Fund, L.P.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the Participants and their interests may be found in the Notice of Intent to Present Proposals and Nominate Directors, as filed with the SEC on February 26, 2018, which is incorporated herein by reference.

[The exhibits to this filing on Schedule 14A follow this cover page.]